UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2016

 CONE Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement
On November 15, 2016, CONE Midstream Partners LP, a Delaware limited partnership (the “Partnership”), entered into a Contribution Agreement (the “Contribution Agreement”), by and among CONE Gathering LLC, a Delaware limited liability company (“CONE Gathering”) and a midstream joint venture formed by CONSOL Energy Inc., a Delaware corporation (“CONSOL”), and Noble Energy, Inc., a Delaware corporation (“Noble”), CONE Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), the Partnership, CONE Midstream Operating Company LLC, a Delaware limited liability company (the “Operating Company”), and the other parties thereto, pursuant to which the Partnership will acquire the remaining 25% limited partner interest (the “Acquisition”) in CONE Midstream DevCo I LP, a Delaware limited partnership (“DevCo I LP”), from CONE Gathering in exchange for (i) cash consideration in the amount of $140 million, (ii) the Partnership’s issuance of 5,183,154 common units (the “Unit Consideration”) representing limited partner interests in the Partnership (“Common Units”) at an issue price of $20.42 per Common Unit (the “Common Unit Issue Price”) and (iii) the Partnership’s issuance to the General Partner of an additional general partner interest in the Partnership in an amount necessary for the General Partner to maintain its two percent general partner interest in the Partnership. The Common Unit Issue Price was calculated as the volume-weighted average trading price of the Common Units over the trailing 20-day trading period ending on November 11, 2016. The Partnership expects to fund the cash consideration with borrowings under its revolving credit facility. The Acquisition is expected to close on or about November 16, 2016, subject to customary closing conditions (the “Closing”). CONE Gathering will distribute the cash consideration and will have the Unit Consideration issued 50% to CNX Gas Company LLC, a Virginia limited liability company (“CNX”) and a wholly owned subsidiary of CONSOL, and 50% to Noble or one or more of its wholly owned subsidiaries.
Consummation of the Acquisition is subject to customary closing conditions. There can be no assurance that all of the closing conditions will be satisfied or that anticipated benefits of the Acquisition will be realized. Under the Contribution Agreement, it is a condition to the Closing that the Partnership obtain sufficient proceeds from financing arrangements that will be used by the Partnership exclusively to pay the cash consideration and other expenses or disbursements directly related to the Closing.
The Contribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. They are not intended to provide any other factual information about the Partnership, the General Partner, CONE Gathering or the Operating Company, or each of their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, the General Partner, CONE Gathering or the Operating Company, or each of their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Operational Services Agreement
Pursuant to the Contribution Agreement, the Partnership and CNX have agreed to amend and restate the Operational Services Agreement, dated September 30, 2014, by and between the Partnership and CNX (the “Original Operational Services Agreement,” and, as amended and restated, the “A&R Operational Services Agreement”) in order to reflect the transactions contemplated by the recently announced exchange agreement under which CNX and Noble agreed to separate their Marcellus Shale joint venture by creating two separate operating areas (the “Exchange Agreement”). The form of the A&R Operational Services Agreement has been agreed to in the Contribution Agreement and will be executed and become effective in connection with the closing of the Exchange Agreement.
Consistent with the Original Operational Services Agreement, the A&R Operational Services Agreement requires CNX to provide certain operational services to the Partnership and its subsidiaries in support of the Partnership’s and its subsidiaries’ business, including (i) routine and emergency maintenance and repair services with respect to the Partnership’s midstream assets, (ii) subject to certain limitations, the management of acquisitions by, and the operations of, the Partnership and its subsidiaries and (iii) such other services that the Partnership and CNX may mutually agree upon from time to time. CNX will prepare and submit for the Partnership’s approval an annual operating and capital expenditure budget for each of DevCo I, CONE Midstream DevCo II LP, a Delaware limited partnership (“DevCo II LP”), and CONE Midstream DevCo III LP, a Delaware limited partnership (“DevCo III LP”). CNX will submit actual expenditures for reimbursement on a monthly basis, and the Partnership will reimburse CNX for any direct third-party costs actually incurred by CNX in providing these services.
The A&R Operational Services Agreement will remain in full force and effect after effectiveness unless terminated by either party. CNX may terminate the A&R Operational Services Agreement at any time upon 180 days prior notice or immediately if the Partnership becomes insolvent, declares bankruptcy or takes any action in furtherance of, or indicated the Partnership’s consent to, approval of, or acquiescence in, a similar proceeding . The Partnership may terminate the A&R Operational Services Agreement at any time following September 30, 2034 upon 180 days prior notice or immediately (i) if CNX becomes insolvent, declares bankruptcy or takes any action in furtherance of, or indicated CNX’s consent to, approval of, or acquiescence in, a similar proceeding, (ii) upon a finding of CNX’s willful misconduct or gross negligence that has had a material adverse effect on the Partnership’s business and/or (iii) in the event of certain defaults by CNX in the performance of its covenants or obligations under the A&R Operational Services Agreement.
Under the A&R Operational Services Agreement, CNX will indemnify the Partnership from any claims, losses or liabilities incurred by the Partnership, including third-party claims, arising from CNX’s performance of the agreement to the extent caused by CNX’s gross negligence or willful misconduct up to a specified amount. The Partnership will indemnify CNX from any claims, losses or liabilities incurred by CNX, including any third-party claims, arising from CNX’s performance of the agreement, except to the extent such claims, losses or liabilities are caused by CNX’s gross negligence or willful misconduct.
Amended and Restated Gathering Agreements
Pursuant to the Contribution Agreement, the Partnership, Noble, CNX and other parties thereto have agreed to amend and restate their existing gathering agreements (as amended and restated, the “A&R Gathering Agreements”) in order to reflect the transactions contemplated by the Exchange Agreement. The form of the A&R Gathering Agreements has been agreed to in the Contribution Agreement and will be executed and become effective in connection with the closing of the Exchange Agreement. As the A&R Gathering Agreements are merely intended to reflect the change in ownership of the properties underlying the Marcellus Shale joint venture as between CONSOL and Noble, the entry into the A&R Gathering Agreements is not expected to have a material impact on the Partnership.
Pursuant to the 20-year, fixed-fee A&R Gathering Agreements, Noble and CNX have agreed to dedicate all of their existing acres in the dedication area from the Marcellus Shale formation to the Partnership for natural gas midstream services and to dedicate their existing acreage in the Moundsville area (Marshall County, West Virginia) and the Majorsville area (Marshall County, West Virginia and Greene and Washington Counties, Pennsylvania) from the Marcellus Shale formation to the Partnership for condensate gathering and handling services. The Partnership has the right of first offer to provide midstream services to Noble and CNX on certain acreage adjacent to the dedication area (the “ROFO Area”). The Partnership also has an option to provide natural gas midstream services to Noble and CNX on their existing acres in the ROFO Area and on any future acreage in the ROFO Area covering the Marcellus Shale formation that is acquired by Noble or CNX and that is not subject to a pre-existing third-party commitment.
Under the A&R Gathering Agreements, the Partnership receives a fee based on the type and scope of the midstream services the Partnership provides. For the services the Partnership provides with respect to natural gas from the Marcellus Shale formation that does not require downstream processing, or dry gas, the Partnership receives a fee of $0.41 per MMBtu. For the services the Partnership provides with respect to the natural gas that requires downstream processing, or wet gas, and with respect to condensate, the Partnership receives a fee based on the scope of services the Partnership provides. The Partnership’s fee for wet gas is $0.282 per MMBtu in the Moundsville area (Marshall County, West Virginia) with respect to Noble and in the Pittsburgh International Airport area with respect to CNX, and $0.564 per MMBtu for all other areas in the dedication area. The Partnership’s fee for condensate services is $5.125 per Bbl in the Majorsville area and, with respect to Noble, $2.563 per Bbl in the Moundsville area.
The Partnership has agreed to gather, compress and redeliver all of Noble and CNX’s owned and controlled dedicated natural gas produced from the Marcellus Shale on a firm commitment, first-priority basis. The Partnership has agreed to gather, stabilize and store all of Noble and CNX’s dedicated condensate produced from the Marcellus Shale on a firm commitment, first priority basis. Each quarter, Noble and CNX will provide the Partnership an update on their drilling and development operations, which will include a detailed description of the drilling plans and well locations for the following 24 months and a long-term plan that will include drilling plans and production forecasts. The Partnership will meet monthly with Noble and CNX to discuss the Partnership’s current plans to timely construct the necessary facilities to be able to provide midstream services to Noble and CNX on the Partnership’s dedicated acreage. In the event that the Partnership does not perform its obligations under the A&R Gathering Agreements, Noble and CNX will be entitled to certain rights and procedural remedies thereunder, including the temporary and/or permanent release from dedication discussed below and indemnification from the Partnership.
In addition to the owned and controlled natural gas and condensate that is produced from the dedicated acreage in the Marcellus Shale, each of Noble and CNX may elect to dedicate other properties located in the dedication area to us in which either Noble or CNX has an interest. If Noble or CNX elects to dedicate any such property then Noble or CNX will propose a fee for the associated midstream services the Partnership would provide. The Partnership has agreed that if the fee proposed by Noble or CNX for midstream services for such property will provide the Partnership a certain return on its operating expenses and any incremental capital expenses required to provide such midstream services, then the Partnership will provide such midstream services on a second priority basis, second only to the first priority basis afforded Noble and CNX’s dedicated production produced from the Marcellus Shale.
The A&R Gathering Agreements also provide that in certain situations, such as an uncured default of any of the Partnership’s material obligations during the period the Partnership is in default of a material obligation under the A&R Gathering Agreements for more than 45 days but less than 90 days, the Partnership’s dedicated acreage can be temporarily released from its dedication. If the Partnership interrupts or curtails the receipt of Noble or CNX’s gas for a period of five consecutive days or more than seven days within any consecutive two week period, then Noble or CNX can temporarily release from the dedication under the A&R Gathering Agreements the affected volumes for a period lasting until the first day of the month following 30 days after the Partnership’s notice to Noble and CNX that the interruption or curtailment has ended. Any temporary releases of acreage from the Partnership’s dedication could materially adversely affect its business, financial condition, results of operations, cash flows and ability to make cash distributions.
The A&R Gathering Agreements will run with the land and be binding on a transferee of any of the Partnership’s dedicated acreage; however, each of Noble or CNX may transfer a portion of the dedicated acreage free of the dedication to the Partnership. The amount of acreage that may be transferred free of the dedication will be increased (or decreased) by the adjusted net acreage acquired (or divested) by Noble or CNX in the dedication area, such adjustment to be based on the geographic location of the acreage within the dedicated area. There are no restrictions under the A&R Gathering Agreements on Noble or CNX’s ability to transfer acreage in the ROFO Area, and any transferee of Noble or CNX’s acreage in the ROFO Area will not be subject to the Partnership’s right of first offer.
Upon completion of its initial 20-year term on September 30, 2034, each of the A&R Gathering Agreements will continue in effect from year to year until such time as the respective agreement is terminated by either the Partnership or Noble or CNX, respectively, to such agreement on or before 180 days prior written notice.
Relationships
Each of the General Partner, the Partnership, Operating Company, DevCo I LP, DevCo II LP and DevCo III LP is a direct or indirect subsidiary, as applicable, of CONE Gathering, which is owned 50% by CONSOL and 50% by Noble. As a result, certain individuals, including directors of the General Partner, serve as officers and/or directors of CONSOL or Noble. The General Partner, as the general partner of the Partnership, owns a two percent general partner interest in the Partnership and all of the Partnership’s incentive distribution rights. CNX owns 4,519,060 Common Units and14,581,561 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), which represents an approximate 32.1% aggregate limited partner interest in the Partnership, and NBL Midstream, LLC, a Delaware limited liability company, owns 4,519,061 Common Units and 14,581,560 Subordinated Units, which represents an approximate 32.1% aggregate limited partner interest in the Partnership.

Item 3.02 Unregistered Sales of Equity Securities.
In conjunction with the Closing of the transactions contemplated by the Contribution Agreement, the Partnership will issue the Unit Consideration as partial consideration for the Acquisition as described in Item 1.01 above. The Unit Consideration will be issued in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The description of the Contribution Agreement under Item 1.01 is incorporated by reference into this Item 3.02.
Item 7.01 Regulation FD Disclosure.
On November 16, 2016, the Partnership issued a press release announcing the Contribution Agreement and the Acquisition. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.
The information in this Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1*	Contribution Agreement, dated November 15, 2016, by and among CONE Gathering LLC, CONE Midstream GP LLC, CONE Midstream Partners LP, CONE Midstream Operating Company LLC and the other parties thereto.
99.1	Press Release dated November 16, 2016.

* The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONE Midstream Partners LP

By:	/s/ David M. Khani
David M. Khani
Chief Financial Officer and Director
Dated: November 16, 2016

Exhibit Index

Exhibit Number	Description
2.1*	Contribution Agreement, dated November 15, 2016, by and among CONE Gathering LLC, CONE Midstream GP LLC, CONE Midstream Partners LP, CONE Midstream Operating Company LLC and the other parties thereto.
99.1	Press Release dated November 16, 2016.

* The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.